                                                                      EXHIBIT 99

                                     PROXY

                           BANKERS SAVINGS BANK, FSB

                        SPECIAL MEETING OF SHAREHOLDERS

     The undersigned hereby constitutes and appoints                   and
                  , or either of them, as proxies, each with full power of substitution, to vote the number of shares of the $4.00 par value common stock ("BSB Common Stock") of Bankers Savings Bank, FSB, a federally-chartered savings and loan association ("BSB"), which the undersigned would be entitled to vote if personally present at the Special Meeting of BSB shareholders to be held at BSB's main office, located at 2222 Ponce de Leon Boulevard, Coral Gables, Florida 33134, on Tuesday, October 20, 1998, at 4:00 p.m., local time, and at any adjournment or postponement thereof (the "Special Meeting"), upon the proposals described in the Proxy Statement/Prospectus and the Notice of Special
Meeting of Shareholders, both dated September    , 1998.

1.   MERGER.   To approve, ratify, confirm and adopt the Agreement and Plan of
     Merger, dated as of March 2, 1998 (as amended and restated as of September 4, 1998, the "Agreement"), by and among Republic Bancshares, Inc., a Florida corporation ("Bancshares"), Republic Bank, a commercial bank organized and existing under the laws of the State of Florida that is a wholly-owned subsidiary of Bancshares ("Republic"), and BSB, pursuant to which (i) BSB will merge (the "Merger") with and into the Bank, and (ii) each share of BSB Common Stock issued and outstanding at the effective time of the Merger will be converted into shares of the $2.00 par value common stock of Bancshares in accordance with the exchange ratio formula set forth in the Agreement, all as more fully described in the Proxy Statement/ Prospectus dated September __, 1998.


                         FOR / /    AGAINST / /     ABSTAIN / /

2. OTHER BUSINESS. In the discretion of the proxies on such other matters as may properly come before the Special Meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

Please sign this proxy exactly as your name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                       DATED:                           , 1998
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                                       Signature


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                                       Signature if held jointly



THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF BANKERS SAVINGS BANK, FSB, AND MAY BE REVOKED PRIOR TO ITS EXERCISE.